Exhibit 99.3

IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE Case No. CLASS ACTION COMPLAINT FOR VIOLATIONS OF SECTIONS 14(a) AND 20(a) OF THE SECURITIES EXCHANGE ACT OF 1934 JURY TRIAL DEMANDED CLASS ACTION COMPLAINT Plaintiff Kathryn Boerger (“Plaintiff”), through her undersigned counsel, alleges upon personal knowledge with respect to herself, and upon information and belief based upon, inter alia, the investigation of counsel as to all other allegations herein, as follows: NATURE OF THE ACTION 1. This is a stockholder class action brought by Plaintiff on behalf of herself and the other public stockholders of Rice Energy, Inc. (“Rice” or the “Company”) (other than Defendants outlined below), against the Company and its Board of Directors (the “Board” or “Individual Defendants”) in connection with the proposed acquisition (the “Proposed Transaction”) of Rice by EQT Corporation (“EQT”). 2. On June 19, 2017, the Board caused the Company to enter into a definitive merger agreement (the “Merger Agreement”) with EQT and Eagle Merger Sub I, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into Rice, with Rice surviving as an indirect wholly owned subsidiary of EQT (the “Merger”). Pursuant to the terms of the Merger Agreement, each share of Rice’s common stock will be converted into the right to receive 0.37 KATHRYN BOERGER, On Behalf of Herself and All Others Similarly Situated, Plaintiff, v. RICE ENERGY, INC., ROBERT F. VAGT, DANIEL J. RICE, IV, TOBY Z. RICE, DANIEL J. RICE, III, JAMES W. CHRISTMAS, JOHN MCCARTNEY, and KATHRYN J. JACKSON, Defendants.

shares of EQT common stock and $5.30 in cash. Based on EQT’s closing price on the last day of trading prior to the announcement of the Proposed Transaction, the Merger Consideration is impliedly valued at $27.04 per share. 3. In order to convince Rice’s stockholders to vote in favor of the Proposed Transaction, the Board authorized the filing of a Form S-4 Registration Statement with the Securities and Exchange Commission on or about July 27, 2017 (the “Registration Statement”). In violation of Sections 14(a) and 20(a) of the Exchange Act, the Registration Statement contains incomplete and materially misleading information regarding: (i) the process leading to the Proposed Transaction; (ii) the financial analyses conducted by the Company’s financial advisor, Barclays Capital, Inc. (“Barclays”), in connection with the Proposed Transaction; and (iii) the projections relied upon by Barclays in performing its valuation analyses. 4. For these reasons and as set forth in detail herein, Plaintiff seeks to enjoin Defendants from taking any steps to consummate the Proposed Transaction unless and until the material information discussed below is disclosed to Rice stockholders before the vote on the Proposed Transaction or, in the event the Proposed Transaction is consummated, recover damages resulting from the Defendants’ violations of the Exchange Act. JURISDICTION AND VENUE 5. This Court has subject matter jurisdiction pursuant to Section 27 of the Exchange Act (15 U.S.C. § 78aa) and 28 U.S.C. § 1331 (federal question jurisdiction) as Plaintiff alleges violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder and Section 20(a) of the Exchange Act. 6. Personal jurisdiction exists over each Defendant either because the Defendant conducts business in or maintains operations in this District, or is an individual who is either present in this District for jurisdictional purposes or has sufficient minimum contacts with this - 2 -

District as to render the exercise of jurisdiction over Defendant by this Court permissible under traditional notions of fair play and substantial justice. More specifically, Rice is a corporation organized and existing under the laws of the State of Delaware, and the Individual Defendants are thus directors of a corporation organized and existing under the laws of the State of Delaware. 7. Venue is proper in this District under Section 27 of the Exchange Act, 15 U.S.C. § 78aa, as well as under 28 U.S.C. § 1391, because a substantial portion of the transactions and wrongs complained of herein occurred in this District. PARTIES A.Plaintiff 8. Plaintiff is, and at all relevant times was, a continuous owner of Rice common stock. B. Defendants 9. Defendant Rice Energy, Inc. (previously defined as “Rice”) is a corporation organized and existing under the laws of the State of Delaware with its principal executive offices located at 2200 Rice Drive, Canonsburg, PA 15317. 10. Defendant Robert F. Vagt (“Vagt”) has served as the Chairman of the Company’s Board since January 2014. Defendant Vagt has also served as a member of the board of directors of Rice Midstream Management LLC (“Rice Midstream Management”), a subsidiary of Rice and general partner of Rice Midstream Partners LP (“RMP”), since August 2014 and as the chairman of its board of directors since December 2014. 11. Defendant Daniel J. Rice, IV (“Rice IV”) has served as a director of the Company and as its Chief Executive Officer (“CEO”) since October 2013. Defendant Rice IV also served as the Company’s Vice President and Chief Financial Officer (“CFO”) from October 2008 - 3 -

through September 2013 and Chief Operating Officer from October 2012 through September 2013. Defendant Rice IV also serves as the CEO of RMP and as a member of the board of directors of Rice Midstream Management. 12. Defendant Toby Z. Rice (“T. Rice”) has served as a director of the Company and as its President and Chief Operating Officer since October 2013. 13. Defendant Daniel J. Rice, III (“Rice III”) has served as a director of the Company since October 2013. 14. Defendant James W. Christmas (“Christmas”) has served as a director of the Company since January 2014. 15. Defendant John McCartney (“McCartney”) has served as a director of the Company since March 2015. 16. Defendant Kathryn J. Jackson (“Jackson”) has served as a director of the Company since April 2017. 17. Defendants Vagt, Rice IV, T. Rice, Rice III, Christmas, McCartney, and Jackson form the Board of Directors of Rice and are collectively referred to herein as the “Board” or the “Individual Defendants.” Each of the Individual Defendants at all relevant times had the power to control and direct Rice to engage in the misconduct alleged herein. CLASS ACTION ALLEGATIONS 18. Plaintiff brings this Action as a class action pursuant to Fed. R. Civ. P. 23 on behalf of herself and the other public stockholders of Rice (the “Class”). Excluded from the Class are Defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendant. 19. This action is properly maintainable as a class action. - 4 -

20. The Class is so numerous that joinder of all members is impracticable. As of July 24, 2017, there were approximately 213,395,392 outstanding shares of Rice common stock. The actual number of public shareholders of Rice will be ascertained through discovery. 21. Questions of law and fact are common to the Class, including, among others: a. Whether Defendants have misrepresented or omitted material information concerning the Proposed Transaction in the Registration Statement in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder; b. Whether the Individual Defendants have violated Section 20(a) of the Exchange Act; and c. Whether Plaintiff and other members of the Class will suffer irreparable harm if the Proposed Transaction is consummated as presently anticipated. 22. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff’s claims are typical of the claims of the other members of the Class and Plaintiff has the same interests as the other members of the Class. Accordingly, Plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class. 23. The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications that would establish incompatible standards of conduct for Defendants, or adjudications that would, as a practical matter, be dispositive of the interests of individual members of the Class who are not parties to the adjudications or would substantially impair or impede those non-party Class members’ ability to protect their interests. - 5 -

24. Defendants have acted, or refused to act, on grounds generally applicable to the Class as a whole, and are causing injury to the entire Class. Therefore, final injunctive relief on behalf of the Class is appropriate. SUBSTANTIVE ALLEGATIONS A. Background of the Company 25. Rice is an independent natural gas and oil company focused on the acquisition, exploration, and development of natural gas, oil, and natural gas liquids (“NGL”) properties in the Appalachian Basin. Rice operates in three business segments, which are managed separately. The Exploration and Production segment is engaged in the acquisition, exploration, and development of natural gas, oil, and NGLs. The Rice Midstream Holdings segment is engaged in the gathering and compression of natural gas production in Belmont and Monroe Counties, Ohio. The Rice Midstream Partners segment is engaged in the gathering and compression of natural gas production in Washington and Greene Counties, Pennsylvania, and in the provision of water services to support the well completion services of Rice and third parties in Washington and Greene Counties, Pennsylvania and in Belmont County, Ohio. 26. EQT is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. Like Rice, EQT also conducts its business through three business segments. EQT Production is the largest natural gas producer in the Appalachian Basin, while EQT Gathering and EQT Transmission provide gathering, transmission, and storage services for EQT's produced gas, as well as for independent third parties across the Appalachian Basin, through EQT's ownership and control of EQT Midstream Partners, LP, a publicly traded limited partnership formed by EQT to own, operate, acquire, and develop midstream assets in the Appalachian Basin. - 6 -

B. Events Leading to the Execution of the Merger Agreement 27. In July of 2015, representatives of Rice (including Rice IV and Vagt) and EQT discussed potential strategic alternatives, including the perceived benefits of a merger of the two companies. Later, during early 2016, representatives of Rice had similar discussions with representatives from Companies A and B. In May of 2016, Rice and EQT entered into a confidentiality agreement, pursuant to which they engaged in reciprocal due diligence, and Rice engaged Barclays as a financial advisor in connection with a potential strategic transaction. 28. In June 2016, Rice IV updated the Rice Board regarding these contacts and indicated that, while Rice was not for sale, given the interest expressed by third parties, it was the recommendation of management to conduct a targeted process for a potential transaction. More specifically, Rice IV recommended pursuing a process with six counterparties (including Companies A and B) developed by management and Barclays following an evaluation of 20 potential counterparties, although the Registration Statement does not disclose the parameters by which these parties were chosen. 29. Thereafter, representatives of Barclays contacted four other potential publicly traded exploration and production counterparties to gauge their interest in a business combination with Rice. Two of the potential counterparties declined the opportunity and a third requested more time while it completed its own portfolio assessment but ultimately never reengaged. The fourth (Company C) indicated that it was interested in considering the opportunity. Rice thereafter entered into confidentiality agreements with Companies A and C. 30. On July 5, 2016, representatives of EQT management advised that they were prepared to recommend to the EQT board an all-stock business combination transaction at an exchange ratio of 0.33 of a share of EQT common stock for each share of Rice common stock - 7 -

(which implied a value of $26.18 per share of Rice common stock) and further indicated that EQT was open to Rice having representation on the EQT board after closing. 31. On July 12, 2016, during a Board meeting, representatives of Barclays updated the Rice board on the process to date, including the potential counterparties that had been contacted and their responses, a list of other potential counterparties that had not been contacted, and the rationale for not doing so. Again, the Registration Statement fails to disclose this material information. At the conclusion of this meeting, the Board authorized management to make a counterproposal to EQT of an exchange ratio of 0.37 of a share of EQT common stock for each share of Rice common stock (which implied a value of $28.47 per share of Rice common stock). 32. On July 14, 2016, representatives of EQT advised that EQT was not comfortable at an exchange ratio that exceeded its initial proposal of 0.33 of a share of EQT common stock for each share of Rice common stock. On the following day, July 15, 2016, Company A delivered to Rice a written indication of interest proposing an all-stock transaction at a 10% to 15% premium to Rice's stock price. However, Company A was not favored for a myriad of reasons, including “a variety of governance-related matters” noted by Rice IV. At the conclusion of this meeting, the Board authorized management to make a new proposal to EQT of 0.35 of a share of EQT common stock for each share of Rice common stock (which implied a value of $26.45 per share of Rice common stock). 33. However, between July 20, 2016 and August 9, 2016, EQT's stock price declined from $75.08 per share to $68.86 per share, while Rice's stock price increased from $21.28 per share to $24.58 per share. The trading price of Company A's stock traded similarly to EQT's stock during this period. Also in late July, Company C confirmed that it was not in a position to make a proposal to Rice and, in early August, representatives of EQT communicated that a - 8 -

transaction involving a meaningful premium for Rice stockholders was becoming increasingly difficult. Shortly thereafter, in late August, given the trading prices of Rice's stock relative to EQT's stock (which eliminated the implied premium in EQT's prior proposal) and Company A's stock (which resulted in Rice being the larger company), discussions between Rice, EQT, and Company A ceased. 34. In the interim, both Rice and EQT announced a series of acquisitions, and EQT underwent a leadership change. 35. In February 2017, representatives of EQT reached out to representatives of Rice to communicate EQT’s continued belief in the logic of consolidation and inquired whether Rice would be interested in reevaluating a potential business combination with EQT. Rice IV acknowledged the benefits of consolidation, but also noted that Rice was in the process of evaluating, and quickly preparing for, a potential initial public offering of its limited partner interests and incentive distribution rights in Rice Midstream Partners LP (previously defined as "RMP"), and that Rice would not wish to delay this process. Nonetheless, in March 2017, Rice reengaged with EQT in discussion regarding a potential combination.In April 2017, Rice confidentiality submitted to the SEC a draft registration statement for the contemplated initial public offering of Rice Midstream GP LP, the owner of all of Rice’s limited partner interests and incentive distribution rights in RMP. 36. Thereafter, Rice and EQT executed an updated confidentiality agreement and, in early May 2017, EQT communicated a non-binding indication of interest to acquire Rice in an all-stock transaction at a fixed exchange ratio of 0.43 of a share of EQT common stock for each share of Rice common stock. On May 10, 2017, Rice IV communicated to EQT that, as part of any transaction, Rice would request three or four seats on the combined company board and - 9 -

that it was important that Rice establish a retention program to ensure that its employees would remain with the company through closing. 37. During a May 21, 2017 Board meeting, the Board discussed these communications and also was informed by representatives of Barclays that, in their judgment, based in part on Rice's prior experience the year before, it was unlikely that any counterparty could make a proposal that would be superior to EQT's proposal. At the conclusion of this meeting, the Board authorized management to make a counterproposal to EQT for a business combination in which Rice stockholders would receive the equivalent of between 0.51 and 0.52 of a share of EQT common stock for each share of Rice common stock (which implied a value of between $28.77 and $29.34 per share of Rice common stock). 38. On May 22, 2017, Rice IV and T. Rice met with representatives of EQT and proposed a combination in which Rice stockholders would receive 0.43 of a share of EQT common stock and $5.00 in cash for each share of Rice common stock (roughly equivalent to 0.52 of a share of EQT common stock for each share of Rice common stock and an implied value of $29.26 per share of Rice common stock), in response to which the EQT representatives stated that they believed the proposed price was too high and the parties’ value expectations appeared to be far enough apart that it did not make sense for transaction negotiations to continue. Later that evening, Rice IV telephoned one of the EQT representatives to suggest that the parties continue to negotiate. 39. On May 23, 2017, EQT proposed a combination in which Rice stockholders would receive 0.36 of a share of EQT common stock and $5.00 in cash for each share of Rice common stock (roughly equivalent to 0.45 of a share of EQT common stock for each share of Rice common stock and an implied value of $25.34 per share of Rice common stock). That evening, the Board held a telephonic meeting to discuss the proposal, at the conclusion of which - 10 -

the Board authorized Rice IV to make a counteroffer to EQT based on an implied exchange ratio of no less than 0.48 of a share of EQT common stock for each share of Rice common stock. Later that evening, Rice IV proposed to EQT a combination in which Rice stockholders would receive 0.40 of a share of EQT common stock and $5.00 in cash for each share of Rice common stock (roughly equivalent to 0.49 of a share of EQT common stock for each share of Rice common stock and an implied value of $27.88 per share of Rice common stock). 40. On May 24 and 25, 2017, Rice IV and a representative of EQT held a series of discussions concerning the exchange ratio and ultimately agreed to take a proposal to their respective boards for a combination in which Rice stockholders would receive 0.37 of a share of EQT common stock and $5.30 in cash for each share of Rice common stock (roughly equivalent to 0.465 of a share of EQT common stock for each share of Rice common stock and an implied value of $26.47 per share of Rice common stock). EQT advised that this was EQT's firm and final offer. 41. On May 26, 2017, during a Board meeting, Rice IV recommended that the Board accept this proposal. Following a request for confirmation by a member of the Board, Barclays again advised that, in their judgment, it was unlikely that any realistic counterparty could make an offer that would be superior to EQT's proposal. The Board thereafter authorized management to accept the offer, subject to negotiation of a definitive merger agreement and completion of due diligence. Notably, included within the critical open points of negotiation or the merger agreement were (1) the number of existing Rice directors that would be appointed to the EQT board at closing, (2) the treatment of Rice equity awards, (3) matters related to employee retention amounts and post-closing treatment of employees, and (4) non-competition obligations of Rice III and certain Rice executives. - 11 -

42. On June 2, 2017, representatives of Rice and EQT discussed, in particular, the number and identity of Rice Board members that would be appointed to the combined company board. The registration Statement fails to disclose which specific Board members were discussed for these roles. Later that evening, Rice IV communicated to EQT representatives that Rice was willing to accept most of EQT’s proposed deal term demands, but that it required a minimum of three board seats and acceptable provisions regarding the vesting of equity awards. The Registration Statement again fails to disclose what specific equity vesting provisions were demanded. 43. These points were so important, in fact, that, when EQT refused to accede to them, the parties discontinued discussions. Indeed, it was only after representatives of Rice and EQT again met, and again failed to move forward, and finally representatives of their respective bankers met, that the parties were able to agree on a framework for moving forward on those points. 44. On June 15, 2017, EQT proposed a resolution regarding, among other things, (1) the equity awards for Rice employees who would not continue with EQT, (2) post-closing compensation and benefits matters for employees continuing with EQT, (3) a three-year non-competition obligation of members of the Rice family and Robert Wingo, and (4) board composition of the combined company, which would include two existing Rice Board members (one of whom would be Rice IV). The Registration Statement still failed to disclose the exact nature of these compromises, specifically regarding the vesting of equity and post-closing compensation. There after, Barclays presented Rice’s counterproposals on these points, and, using these counterproposals as a framework, the parties decided to move forward in discussions. The Registration Statement entirely fails to disclose these counterproposals. - 12 -

45. Then, on the afternoon of June 15, 2017, a representative of Company C contacted a representative of Barclays to advise that Company C understood that Rice was close to reaching an agreement with EQT and inquiring as to whether Rice would consider discussing a combination transaction with Company C. However, now that the Board had secured their desired terms regarding equity vesting, post-close employment, and a Board position for Rice IV – indeed, after authorizing Rice IV to confirm the acceptability of these proposals with the EQT board itself – the Board determined not to engage with Company C. The Registration Statement fails to disclose the terms of Company C’s proposal. 46. Thereafter, on June 18, 2017, after conceding one final, undisclosed point, the Rice Board unanimously approved the Merger Agreement. c. The Proposed Transaction 47. On June 19, 2017, Rice and EQT issued a joint press release announcing the Proposed Transaction, which states in pertinent part: PITTSBURGH--(BUSINESS WIRE) – Jun. 19, 2017 – EQT Corporation (NYSE:EQT) and Rice Energy Inc. (NYSE:RICE) announce that they have entered into a definitive merger agreement under which EQT will acquire all of the outstanding shares of Rice common stock for total consideration of approximately $6.7 billion – consisting of 0.37 shares of EQT common stock and $5.30 in cash per share of Rice common stock. EQT will also assume or refinance approximately $1.5 billion of net debt and preferred equity. The transaction is expected to close in the fourth quarter of 2017, subject to customary closing conditions. “This transaction brings together two of the top Marcellus and Utica producers to form a natural gas operating position that will be unmatched in the industry. Rice has built an outstanding company with an acreage footprint that is largely contiguous to our existing acreage, which will provide substantial synergies and make this transaction significantly accretive in the first year,” said Steve Schlotterbeck, EQT’s president and chief executive officer. “Since the beginning of 2016, we have added more than 485,000 acres to our development portfolio and have achieved significant scale in the core of the Marcellus. We will now shift our focus from acquisitions to integration as we work to drive higher capital efficiency through longer laterals; reduce per unit - 13 -

operating costs through operational and G&A synergies; improve our sales portfolio by expanding access to premium markets; and deliver increased value to our shareholders,” continued Schlotterbeck. Daniel J. Rice IV, chief executive officer, Rice Energy, stated, “Natural gas is the key to a cleaner energy world; and the combination of Rice and EQT – two of the United States’ largest, lowest-cost, and most responsible natural gas producers – creates an unparalleled leader in shale gas development that will benefit the environment and our shareholders for many decades to come.” As the vast majority of the acquired acreage is contiguous with EQT’s existing acreage position, EQT anticipates a 50% increase in average lateral lengths for future wells located in Greene and Washington Counties in Pennsylvania. This same land synergy also complements the infrastructure footprint of EQT Midstream Partners, LP (NYSE:EQM), where growth opportunities are expected through drop-downs and additional organic projects. Already a leading producer in the Appalachian Basin, this acquisition will make EQT the largest natural gas producer in the United States. D. Special Benefits for Certain Board Members 48. As outlined above, the negotiations that resulted in the Merger Agreement involved special attention to the Board’s own interests. This special attention resulted in several provisions that provide special benefits for certain Board members. 49. For example, as noted above, the position of former Rice Board members on the EQT board was consistently raised by Rice IV during the negotiations. And, pursuant to the Merger Agreement, Rice IV and Vagt will be joining the EQT board as part of the Proposed Transaction. 50. Similarly, as noted above, the treatment of equity awards and post-close compensation was consistently raised by Rice during the negotiations regarding the Merger Agreement. And, pursuant to the Merger Agreement, each outstanding restricted stock unit award or performance stock unit award in respect of Rice common stock that is held by an employee or other service provider of Rice (including Rice directors) who will be continuing with EQT following the effective time will be converted into a restricted stock unit award in respect of a number of shares of EQT common stock. Meanwhile, the same awards held by Rice - 14 -

employees identified by EQT prior to the effective time as not continuing to be employed following the effective time will vest and be settled within seven business days following the closing date for the merger consideration with respect to each share of Rice common stock subject to such awards, with all performance conditions deemed to have been met at the maximum level specified in the award at the effective time. In connection with these awards, the following table outlined the aggregate number of shares of Rice common stock subject to the restricted stock units and performance stock units held by such directors and executive officers: Number of Rice Common Shares Subject to Restricted Stock Units Number of Rice Common Shares Subject to Performance Stock Units(1) Name William E. Jordan 55,030 336,048 Daniel J. Rice IV 60,396 771,770 Toby Z. Rice 60,396 771,770 Robert R. Wingo 48,815 324,296 James W. Christmas 266 — John McCartney 421 — Robert F. Vagt 265 — 51. Similarly, the following table sets forth, for each of Rice's executive officers, the dollar amount of the bonus payable under the Merger Agreement, assuming a closing date prior to the time that bonuses would be paid in the ordinary course of business: 2017 Bonus Payable Under the Merger Agreement (200% of Target) Name Grayson T. Lisenby $ 704,000 Derek A. Rice $ 704,000 James W. Rogers $ 640,000 52. Finally, the table set forth below demonstrates the estimated value of compensation and benefits that the current Rice executive officers would be eligible to receive - 15 - Robert R. Wingo $ 640,000 Toby Z. Rice $ 704,000 Daniel J. Rice IV $ 704,000 William E. Jordan $ 640,000 Daniel J. Rice III — — Kathryn J. Jackson 764 — Non-Employee Directors (2) James W. Rogers 53,653 317,004 Derek A. Rice 60,396 771,770 Grayson T. Lisenby 60,396 560,258 Executive Officers

upon a termination without cause or resignation for good reason in connection with the Proposed Transaction, assuming a closing date of June 27, 2017.

Name	Potential Cash Severance(1)	Estimated COBRA Costs	Acceleration of Equity Awards(2)	Total
William E. Jordan	$ 1,694,135	$ 15,248	$ 9,683,091	$ 11,392,475
Grayson T. Lisenby	$ 1,914,453	$ 15,248	$ 15,367,393	$ 17,297,094
Daniel J. Rice IV	$ 1,914,453	$ 15,248	$ 20,604,430	$ 22,534,131
Derek A. Rice	$ 1,914,453	$ 5,293	$ 20,604,430	$ 22,524,176
Toby Z. Rice	$ 1,914,453	$ 15,248	$ 20,604,430	$ 22,534,131
James W. Rogers	$ 1,658,239	$ 15,248	$ 9,177,467	$ 10,850,955
Robert R. Wingo	$ 1,314,864	$ 15,248	$ 9,238,228	$ 10,568,340

E. Deal Protection Devices

53. In order to protect these interests, the Board agreed to a number of provisions in the Merger Agreement that make it more difficult for another buyer to purchase the Company, and for the Company to seek out competing offers.

54. Specifically, if the Company terminates the Merger Agreement, it must pay EQT a termination fee of $255,000,000. Additionally, the Merger Agreement contains a strict no-solicitation provision, pursuant to which the Company is prohibited from soliciting competing acquisition proposals or, subject to certain exceptions regarding unsolicited proposals, engaging in discussions or providing information in connection with an alternative acquisition proposal.

55. The Merger Agreement also contains an information rights provision that requires the Company to notify EQT of certain unsolicited competing offers and to provide EQT with information regarding such offers. In addition, the Merger Agreement grants EQT recurring and unlimited matching rights, which provide it with access to confidential, non-public information about competing proposals from third parties that it can use to prepare a matching bid and sufficient time to negotiate with EQT to amend the terms of the Merger Agreement and make a counter-offer in the event a superior offer is received.

56. The Board also consented to the execution of several support agreements that collectively lock-up almost 18% of the Company's stock in favor of the Proposed Transaction.

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Specifically, in connection with entering into the Merger Agreement, Rice Energy 2016 Irrevocable Trust, Rice Energy Holdings LLC, Daniel J. Rice III, Daniel J. Rice IV, Derek A. Rice and Toby Z. Rice – who own in the aggregate approximately 18% of the currently outstanding stock of the Company – have entered into voting agreements with EQT, pursuant to which each stockholder has agreed, among other things, to vote all of their stock in favor of the approval of the Merger Agreement and against alternative transactions and generally not to transfer their shares prior to the consummation of the Merger. 57. These provisions and agreements will cumulatively discourage other potential bidders from making a competing bid for the Company. Similarly, these provisions make it more difficult for the Company and individual shareholders to exercise their rights and to obtain a fair price for the Company’s shares. F. The Materially Incomplete and Misleading Registration Statement 58. On July 27, 2017, in order to convince Rice’s stockholders to vote in favor of the Merger, the Individual Defendants authorized the filing of the Form S-4 Registration Statement with the SEC in connection with the Proposed Transaction (previously defined as the “Registration Statement”). As discussed below, the Registration Statement omits and/or misrepresents material information that must be disclosed to Rice’s stockholders to enable them to render an informed decision with respect to the Proposed Transaction. 1. Material Misstatements and/or Omissions Regarding the Sales Process 59. First, the Registration Statement fails to disclose certain material information regarding the process that resulted in the Proposed Transaction. For example, the Registration Statement fails to disclose: a. The parameters by which the six parties contacted during the mid-2016 process were chosen and the rationale for not contacting certain others; - 17 -

b. What specific Board members were discussed for positions on the EQT board and what specific equity vesting provisions were discussed on June 2, 2017; c. The exact nature of the compromises offered by EQT on the remaining open issues on June 15, 2017 and the counterproposals regarding those issues made by Rice on the same day; d. The terms of Company C’s June 15, 2017 proposal; and e. The final undisclosed point that Rice conceded on June 18, 2017. 2. Material Misstatements and/or Omissions Regarding Barclays’ Valuation Analyses 60. Second, the Registration Statement fails to disclose material key inputs and assumptions underlying the analyses conducted by Barclays. 61. In connection with Barclays’ Discounted Cash Flow Analysis for each of Rice and EQT, the Registration Statement fails to disclose: (i) the inputs and assumptions underlying the discount rates utilized in the analyses; (ii) the bases for the application of the selected perpetuity growth rate ranges; (iii) the terminal values calculated for each company; and (iv) the “projected after-tax unlevered free cash flows” utilized in the analysis. In addition, the Registration Statement fails to reconcile projected after-tax unlevered free cash flows – a non-GAAP metric – to its most directly comparable GAAP metric, or delineate the line item projections utilized in calculating the metric, including: (1) tax-affected earnings, (ii) interest, (iii) preferred cash dividends, (iv) tax expense, (v) depreciation and amortization, (vi) capital expenditures, and (viii) adjusting for changes in working capital. Registration Statement, 109-110. The omission of this material information renders the summary of Barclays’ analysis incomplete and misleading. 62. This information is even more so material in light of the fact that Barclays’ Discounted Cash Flow Analysis fails to include an analysis of the pro forma combined company. Registration Statement, 109. Given that the Merger Consideration is largely comprised of EQT - 18 -

common stock, the value of the pro forma company on a going forward basis is plainly material to the value of the consideration that Rice stockholders are receiving. By omitting the above-mentioned information from the Discounted Cash Flow Analysis and thereby not allowing shareholders to harmonize the omissions with a discounted cash flow analysis of the pro forma combined company or its underlying metrics, the Discounted Cash Flow Analysis is rendered even more incomplete and misleading. 63. In connection with Barclays’ Selected Comparable Company Analysis and Selected Precedent Transactions Analysis, the Registration Statement fails to disclose the individual multiples for the comparable companies and precedent transactions that were utilized in the analyses. Registration Statement, 113-122. Without such information, Rice’s stockholders are unable to determine how the multiples used in determining Rice’s or EQT’s value compare to the selected companies or transactions. As a result, stockholders are unable to assess whether Barclays utilized unreasonably low multiples, thereby rendering the implied share price ranges set forth in the analyses misleading. In addition, considering that the after-tax discount rates utilized in Barclays’ Discounted Cash Flow Analysis were based, in part, on the weighted average cost of capital for the Rice selected comparable companies, omission of the individual multiples for each selected company also renders Barclay’s Discounted Cash Flow Analysis incomplete and misleading. Registration Statement, 109. 3. Material Misstatements and/or Omissions Regarding Rice’s Projections 64. Finally, the Registration Statement fails to provide sufficient information concerning the financial projections that were relied upon by the Board and by Rice in performing its valuation analyses in connection with the Proposed Transaction. 65. Specifically, the Registration Statement provides that, in performing its financial analyses, Barclays reviewed, among other things: - 19 -

certain financial and operating information with respect to the business, operations and prospects of Rice furnished financial projections of Rice prepared by Rice's management (the "Rice Management Projections"); certain financial and operating information with respect to the business, operations and prospects of EQT furnished to Barclays by EQT, including financial projections of EQT prepared by EQT’s management (the “EQT Management Projections”); and the pro forma impact of the merger on the future financial performance of the combined company, including the amounts and timing of the cost of savings and operational synergies expected by the managements of EQT and Rice to result from a combination of the businesses (the "Expected Synergies") and other strategic benefits expected by the managements of each of Rice and EQT to result from a combination of the businesses, Registration Statement, 93. 66. However, the only projections relied upon by Barclays in rendering its “fairness opinion” for which a summary is expressly provided in the Registration Statement are the Rice Management Projections. Indeed, though the Registration Statement provides a summary of certain EQT projections (“EQT Projections”), it fails to identify them as the EQT Management Projections that were specifically noted as relied upon by Barclays in rendering its fairness opinion. Registration Statement, 81-82. The Registration Statement must clarify this ambiguity. In addition, in qualifying these EQT Projections, the Registration Statement provides: The EQT prospective financial information summarized above, which was provided to the EQT board and Citi, incorporated certain updated assumptions regarding general and administrative expenses as compared to the version of such prospective financial information provided to Rice and Barclays. These updates resulted in the projections for each of EBITDAX and unlevered free cash flow provided to Rice and Barclays being approximately $24 million higher in 2017 and $11 million higher in 2018-2021 than the amounts set forth above. Registration Statement, 81. 67. Thus, the Registration Statement again fails to disclose whether it is these projections, inclusive of apparently outdated assumptions, that constitute the EQT Management Projections as relied upon by Barclays in rendering its fairness opinion. In addition, whether such projections constitute the EQT Management Projections or not, the Registration Statement fails - 20 -

to disclose the bases for updating the assumptions. Accordingly, Rice stockholders are unable to evaluate whether Barclays’ reliance on out of date information was in fact reasonable and, as a result, the EQT Projections are materially misleading, This information must be disclosed and the ambiguities surrounding the EQT Management Projections must be clarified, especially in light of the facts that (1) Barclays specifically relied on the EQT Management Projections in performing its analyses in support of the Proposed Transaction and (2) the Merger Consideration is largely comprised of EQT common stock, such that the value of EQT on a going forward basis is plainly material to the value of the consideration that Rice stockholders are receiving. 68. In addition, the Registration Statement fails to provide a summary of the “Expected Synergies” projections. These projections must be disclosed, especially in light of the facts that (1) Barclays specifically relied on them in performing its analyses in support of the Proposed Transaction and (2) the Merger Consideration is largely comprised of EQT common stock, such that the value of the pro forma company on a going forward basis is plainly material to the value of the consideration that Rice stockholders are receiving. 69. With respect to the EQT projections that are actually disclosed, the Registration Statement provides EBITDAX and Unlevered Free Cash Flow – both of which are non-GAAP metrics – and fails to delineate the line item projections for the metrics utilized in calculating such metrics, or otherwise reconcile the non-GAAP projections to GAAP. Registration Statement, 81. This information is especially material with respect to the Unlevered Cash Flow Projections, because Rice shareholders are unable to evaluate whether and to what extent these projections differ from the undefined, and undisclosed, unlevered after-tax free cash flow projections utilized in Barclays’ Discounted Cash Flow Analysis. 70. With respect to the Rice projections that are actually disclosed, the Registration Statement provides EBITDA, Cash Flow From Operations, Capital Expenditures, Adjusted - 21 -

EBITDA, and Adjusted Cash Flow From Operations – all of which are non-GAAP metrics – and again fails to delineate the line item projections for the metrics utilized in calculating such metrics, or otherwise reconcile the non-GAAP projections to GAAP. Registration Statement, 84-85. 71. When a Company discloses non-GAAP financial measures in a Registration Statement, the Company must also disclose all projections and information necessary to make the non-GAAP measures not misleading, and must provide a reconciliation (by schedule or other clearly understandable method) of the differences between the non-GAAP financial measure disclosed or released with the most comparable financial measure or measures calculated and presented in accordance with GAAP. 17 C.F.R. § 244.100. By failing to disclose such information, the Registration Statement is materially misleading and in violation of Rule 14a-9 and SEC Regulation G, 17 C.F.R. 244.100.1 1 SEC Regulation G has two requirements: (1) a general disclosure requirement and (2) a reconciliation requirement. The general disclosure requirement prohibits “mak[ing] public a non-GAAP financial measure that, taken together with the information accompanying that measure, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the presentation of the non-GAAP financial measure...not misleading.” 17 C.F.R. § 244.100(b). The reconciliation requirement requires an issuer that chooses to disclose a non-GAAP measure to provide a presentation of the “most directly comparable” GAAP measure, and a reconciliation “by schedule or other clearly understandable method” of the non-GAAP measure to the “most directly comparable” GAAP measure. 17 C.F.R. § 244.100(a). Indeed, in recent months, the SEC has specifically begun to crack down on the widespread use of such non-GAAP financial measures in shareholder communications because such measures lack consistent definitions and are often inherently misleading. Mary Jo White, Chair of the SEC, specifically raised the issue in a June 27, 2016 keynote address, during which she stated: [O]ur rules governing these communications make clear that the presentation of non-GAAP measures cannot be misleading and require that they be reconciled to the appropriate GAAP measure so that investors and analysts can compare them to the one that is consistently defined under the GAAP requirements . . . . In too many cases, the non-GAAP information, which is meant to supplement the GAAP information, has become the key message to investors, crowding out and effectively supplanting the GAAP presentation . . . . [L]ast month, the staff issued guidance addressing a number of troublesome practices which can make non-GAAP disclosures misleading: the lack of equal or greater prominence for GAAP measures; exclusion of normal, recurring cash operating expenses; - 22 -

72. At minimum, Defendants must disclose the line item projections for the financial metrics that were used to calculate the non-GAAP metrics. Such information is necessary to make the non-GAAP projections included in the Registration Statement not misleading. 73. The Registration Statement is materially incomplete and misleading because it omits the information identified above. Defendants, separately and together, in connection with the Proposed Transaction are knowingly or recklessly violating their fiduciary duties, including their duties of loyalty and due care owed to Plaintiff and other public stockholders of Rice. COUNT I On Behalf of Plaintiff and the Class Against Rice and the Individual Defendants for Violations of Section 14(a) of the Securities Exchange Act of 1934 and Rule 14a-9 Promulgated Thereunder 74. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein. 75. Defendants have issued the Registration Statement with the intention of soliciting stockholder support for the Proposed Transaction. Each of the Defendants reviewed and authorized the dissemination of the Registration Statement, which fails to provide critical information regarding, among other things, the process that led to the Proposed Transaction, the key inputs and assumptions of the financial analyses performed by Barclays in support of its fairness opinion, and the projections used by Barclays in support of its financial analyses. 76. In so doing, defendants made untrue statements of fact and omitted state material facts necessary to make the statements made not misleading. Each of the Individual Defendants, individually tailored non-GAAP revenues; lack of consistency; cherry-picking; and the use of cash per share data. Keynote Address, International Corporate Governance Network Annual Conference: Focusing the Lens of Disclosure to Set the Path Forward on Board Diversity, Non-GAAP, and Sustainability (June 27, 2016), https://www.sec.gov/news/speech/chair-white-icgn-speech.html. - 23 -

by virtue of their roles as officers and/or directors, were aware of the omitted information but failed to disclose such information, in violation of Section 14(a). 77. SEC Rule 14a-9, 17 C.F.R. § 240.14a-9, promulgated pursuant to Section 14(a) of the Exchange Act, provides: No solicitation subject to this regulation shall be made by means of any proxy statement, form of proxy, notice of meeting or other communication, written or oral, containing any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. 78. During the relevant period, Defendants disseminated the false and misleading Registration Statement specified above, which failed to disclose material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. 79. Specifically, and as detailed above, the Registration Statement violates Section 14(a) and Rule 14a-9 because it omits material facts concerning certain material information regarding the process leading up to the consummation of the Merger Agreement, key inputs and assumptions underlying Barclays’ financial analyses, and the projections used by Barclays in support of its financial analyses. 80. Moreover, in the exercise of reasonable care, the Individual Defendants knew or should have known that the Registration Statement is materially misleading and omits material facts that are necessary to render it not misleading. The Individual Defendants undoubtedly reviewed and relied upon most if not all of the omitted information identified above in connection with their decision to approve and recommend the Proposed Transaction; indeed, the - 24 -

Registration Statement states that Barclays reviewed its financial analyses with the Board and that the Board considered the financial analyses provided by Barclays in its fairness opinion. The Individual Defendants knew or should have known that the material information identified above has been omitted from the Registration Statement, rendering the sections of the Registration Statement identified above to be materially incomplete and misleading. 81. The omissions and false and misleading statements in the Registration Statement are material in that a reasonable stockholder would consider them important in deciding how to vote on the Proposed Transaction. In addition, a reasonable investor would view a full and accurate disclosure as significantly altering the “total mix” of information made available in the Registration Statement and in other information reasonably available to stockholders. 82. By reason of the foregoing, Defendants have violated Section 14(a) of the Exchange Act and Rule 14a-9(a) promulgated thereunder. 83. Unless Defendants are enjoined by the Court, they will continue to breach their duties owed to Plaintiff and the members of the Class, to the irreparable harm of the members of the Class. 84. Because of the false and misleading statements in the Registration Statement, Plaintiff and the Class are threatened with irreparable harm, rendering money damages inadequate. Therefore, injunctive relief is appropriate to ensure the Individual Defendants’ misconduct is corrected. COUNT II On Behalf of Plaintiff and the Class Against the Individual Defendants for Violations of Section 20(a) of the Securities Exchange Act of 1934 85. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein. 86. The Individual Defendants acted as controlling persons of Rice within the - 25 -

meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their positions as officers and/or directors of Rice, and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the incomplete and misleading statements contained in the Registration Statement filed with the SEC, they had the power to influence and control and did influence and control, directly or indirectly, the decision making of the Company, including the content and dissemination of the various statements that Plaintiff contends are false and misleading. 87. Each of the Individual Defendants was provided with or had unlimited access to copies of the Registration Statement and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected. 88. In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the Exchange Act violations alleged herein, and exercised the same. The Registration Statement at issue contains the unanimous recommendation of each of the Individual Defendants to approve the Proposed Transaction. They were, thus, directly involved in the making of this document. 89. In addition, as the Registration Statement sets forth at length, and as described herein, the Individual Defendants were involved in negotiating, reviewing, and approving the Merger Agreement. The Registration Statement purports to describe the various issues and information that the Individual Defendants reviewed and considered. The Individual Defendants participated in drafting and/or gave their input on the content of those descriptions. 90. By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act. - 26 -

91. As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) and Rule 14a-9, by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, these Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Individual Defendants’ conduct, Plaintiff will be irreparably harmed. 92. Plaintiff has no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict. Because of the false and misleading statements in the Registration Statement, Plaintiff and the Class are threatened with irreparable harm, rendering money damages inadequate. Therefore, injunctive relief is appropriate to ensure the Individual Defendants’ misconduct is corrected. PRAYER FOR RELIEF WHEREFORE, Plaintiff prays for judgment and relief as follows: A. Ordering that this action may be maintained as a class action and certifying Plaintiff as the Class representatives and Plaintiff’s counsel as Class counsel; B. Enjoining Defendants and all persons acting in concert with them from proceeding with, consummating, or closing the Proposed Transaction, unless and until the Company discloses the material information discussed above which has been omitted from the Registration Statement; C. In the event Defendants consummate the Proposed Transaction, rescinding it and setting it aside or awarding rescissory damages to Plaintiff and the Class; D. Directing Defendants to account to Plaintiff and the Class for damages sustained because of the wrongs complained of herein; - 27 -

E. Awarding Plaintiff the costs of this action, including reasonable allowance for Plaintiff’s attorneys’ and experts’ fees; and F. Granting such other and further relief as this Court may deem just and proper. JURY DEMAND Plaintiff demands a trial by jury on all issues so triable. August 11, 2017 Respectfully submitted, FARUQI & FARUQI, LLP /s/ Michael Van Gorder Michael Van Gorder (#6214) 20 Montchanin Road, Suite 145 Wilmington, DE 19807 Tel.: (302) 482-3182 Email: mvangorder@faruqilaw.com Counsel for Plaintiff OF COUNSEL: KAHN SWICK & FOTI, LLC Michael J. Palestina, Esq. Christopher Tillotson, Esq. 206 Covington Street Madisonville, LA 70447 Tel.: (504) 455-1400 Fax: (504) 455-1498 E-mail: Michael.Palestina@ksfcounsel.com Attorneys for Plaintiff - 28 -

CERTIFICATION OF NAMED PLAINTIFF PURSUANT TO FEDERAL SECURITIES LAWS I, Kathryn Boerger, duly declare, certify, and say, as to the claims asserted under the federal securities laws, that: 1. I have reviewed the complaint to be filed in this action and have authorized the filing of said complaint or one substantially similar thereto. 2. I did not purchase the security that is the subject of this action at the direction of plaintiffs' counsel or in order to participate in this private action. 3. I have selected Kahn Swick & Foti, LLC and any firm with which it may affiliate for the purpose of prosecuting this action as my counsel. 4. I am willing to serve as a representative party on behalf of a class, including providing testimony at deposition and trial, if necessary. 5. My transaction(s) in Rice Energy, Inc. securities, which are the subject of this litigation set forth in the complaint, are outlined in Exhibit A hereto. 6. Within the last three years, I have not sought to serve nor have I served as a class representative in any federal securities case, except as outlined below: 7. I will not accept any payment for serving as a representative party on behalf of the class beyond my pro rata share of any recovery, except as ordered or approved by the court, including any award for reasonable costs and expenses (including lost wages) directly relating to the representation of the Class as ordered or approved by the Court. I declare under penalty of perjury under the laws of the United States that the foregoing are, to the best of my knowledge and belief, true and correct statements. August 9, 2017

Exhibit A Security Date of Transaction Buy/Sell Number of shares Common Stock 2/25/2014 Buy 200.0 Common Stock Common Stock Common Stock Common Stock Common Stock . Common Stock Common Stock

JS 44 (Rev. 06/17)

CIVIL COVER SHEET

The JS 44 civil cover sheet and the information contained herein neither replace nor supplement the filing and service of pleadings or other papers as required by law, except as provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for the use of the Clerk of Court for the purpose of initiating the civil docket sheet. *(SEE INSTRUCTIONS ON NEXT PAGE OF THIS FORM.)*

I. (a) PLAINTIFFS

Boerger, Kathryn

(b) County of Residence of First Listed Plaintiff Shelby County, Ohio
(EXCEPT IN U.S. PLAINTIFF CASES)

(c) Attorneys *(Firm Name, Address, and Telephone Number)*
Faruqi & Faruqi, LLP
20 Montchanin Road, Suite 145, Wilmington, DE 19807
(302) 482-3182

DEFENDANTS

Rice Energy, Inc., Vagt, Robert F., Rice, IV, Daniel J., Rice, Toby Z., Rice, III, Daniel J., Christmas, James W., McCartney, John and Jackson, Kathryn J.

County of Residence of First Listed Defendant Washington County, PA
(IN U.S. PLAINTIFF CASES ONLY)

NOTE: IN LAND CONDEMNATION CASES, USE THE LOCATION OF THE TRACT OF LAND INVOLVED.

Attorneys *(If Known)*

II. BASIS OF JURISDICTION *(Place an "X" in One Box Only)*

- ☐ 1 U.S. Government Plaintiff
- ☒ 3 Federal Question *(U.S. Government Not a Party)*
- ☐ 2 U.S. Government Defendant
- ☐ 4 Diversity *(Indicate Citizenship of Parties in Item III)*

III. CITIZENSHIP OF PRINCIPAL PARTIES *(Place an "X" in One Box for Plaintiff and One Box for Defendant)*

(For Diversity Cases Only)

	PTF	DEF		PTF	DEF
Citizen of This State	☐ 1	☐ 1	Incorporated *or* Principal Place of Business In This State	☐ 4	☐ 4
Citizen of Another State	☐ 2	☐ 2	Incorporated *and* Principal Place of Business In Another State	☐ 5	☐ 5
Citizen or Subject of a Foreign Country	☐ 3	☐ 3	Foreign Nation	☐ 6	☐ 6

IV. NATURE OF SUIT *(Place an "X" in One Box Only)*

Click here for: Nature of Suit Code Descriptions.

CONTRACT
- ☐ 110 Insurance
- ☐ 120 Marine
- ☐ 130 Miller Act
- ☐ 140 Negotiable Instrument
- ☐ 150 Recovery of Overpayment & Enforcement of Judgment
- ☐ 151 Medicare Act
- ☐ 152 Recovery of Defaulted Student Loans (Excludes Veterans)
- ☐ 153 Recovery of Overpayment of Veteran's Benefits
- ☐ 160 Stockholders' Suits
- ☐ 190 Other Contract
- ☐ 195 Contract Product Liability
- ☐ 196 Franchise

REAL PROPERTY
- ☐ 210 Land Condemnation
- ☐ 220 Foreclosure
- ☐ 230 Rent Lease & Ejectment
- ☐ 240 Torts to Land
- ☐ 245 Tort Product Liability
- ☐ 290 All Other Real Property

TORTS

PERSONAL INJURY
- ☐ 310 Airplane
- ☐ 315 Airplane Product Liability
- ☐ 320 Assault, Libel & Slander
- ☐ 330 Federal Employers' Liability
- ☐ 340 Marine
- ☐ 345 Marine Product Liability
- ☐ 350 Motor Vehicle
- ☐ 355 Motor Vehicle Product Liability
- ☐ 360 Other Personal Injury
- ☐ 362 Personal Injury - Medical Malpractice

PERSONAL INJURY
- ☐ 365 Personal Injury - Product Liability
- ☐ 367 Health Care/ Pharmaceutical Personal Injury Product Liability
- ☐ 368 Asbestos Personal Injury Product Liability

PERSONAL PROPERTY
- ☐ 370 Other Fraud
- ☐ 371 Truth in Lending
- ☐ 380 Other Personal Property Damage
- ☐ 385 Property Damage Product Liability

CIVIL RIGHTS
- ☐ 440 Other Civil Rights
- ☐ 441 Voting
- ☐ 442 Employment
- ☐ 443 Housing/ Accommodations
- ☐ 445 Amer. w/Disabilities - Employment
- ☐ 446 Amer. w/Disabilities - Other
- ☐ 448 Education

PRISONER PETITIONS

Habeas Corpus:
- ☐ 463 Alien Detainee
- ☐ 510 Motions to Vacate Sentence
- ☐ 530 General
- ☐ 535 Death Penalty

Other:
- ☐ 540 Mandamus & Other
- ☐ 550 Civil Rights
- ☐ 555 Prison Condition
- ☐ 560 Civil Detainee - Conditions of Confinement

FORFEITURE/PENALTY
- ☐ 625 Drug Related Seizure of Property 21 USC 881
- ☐ 690 Other

LABOR
- ☐ 710 Fair Labor Standards Act
- ☐ 720 Labor/Management Relations
- ☐ 740 Railway Labor Act
- ☐ 751 Family and Medical Leave Act
- ☐ 790 Other Labor Litigation
- ☐ 791 Employee Retirement Income Security Act

IMMIGRATION
- ☐ 462 Naturalization Application
- ☐ 465 Other Immigration Actions

BANKRUPTCY
- ☐ 422 Appeal 28 USC 158
- ☐ 423 Withdrawal 28 USC 157

PROPERTY RIGHTS
- ☐ 820 Copyrights
- ☐ 830 Patent
- ☐ 835 Patent - Abbreviated New Drug Application
- ☐ 840 Trademark

SOCIAL SECURITY
- ☐ 861 HIA (1395ff)
- ☐ 862 Black Lung (923)
- ☐ 863 DIWC/DIWW (405(g))
- ☐ 864 SSID Title XVI
- ☐ 865 RSI (405(g))

FEDERAL TAX SUITS
- ☐ 870 Taxes (U.S. Plaintiff or Defendant)
- ☐ 871 IRS—Third Party 26 USC 7609

OTHER STATUTES
- ☐ 375 False Claims Act
- ☐ 376 Qui Tam (31 USC 3729(a))
- ☐ 400 State Reapportionment
- ☐ 410 Antitrust
- ☐ 430 Banks and Banking
- ☐ 450 Commerce
- ☐ 460 Deportation
- ☐ 470 Racketeer Influenced and Corrupt Organizations
- ☐ 480 Consumer Credit
- ☐ 490 Cable/Sat TV
- ☒ 850 Securities/Commodities/ Exchange
- ☐ 890 Other Statutory Actions
- ☐ 891 Agricultural Acts
- ☐ 893 Environmental Matters
- ☐ 895 Freedom of Information Act
- ☐ 896 Arbitration
- ☐ 899 Administrative Procedure Act/Review or Appeal of Agency Decision
- ☐ 950 Constitutionality of State Statutes

V. ORIGIN *(Place an "X" in One Box Only)*

- ☒ 1 Original Proceeding
- ☐ 2 Removed from State Court
- ☐ 3 Remanded from Appellate Court
- ☐ 4 Reinstated or Reopened
- ☐ 5 Transferred from Another District *(specify)*
- ☐ 6 Multidistrict Litigation - Transfer
- ☐ 8 Multidistrict Litigation - Direct File

VI. CAUSE OF ACTION

Cite the U.S. Civil Statute under which you are filing *(Do not cite jurisdictional statutes unless diversity)*:
Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. §§ 78n(a), 78t(a)

Brief description of cause:
Violation of Securities Exchange Act in Acquisition of Rice Energy, Inc.

VII. REQUESTED IN COMPLAINT:

☒ CHECK IF THIS IS A CLASS ACTION UNDER RULE 23, F.R.Cv.P.

DEMAND $

CHECK YES only if demanded in complaint:
JURY DEMAND: ☒ Yes ☐ No

VIII. RELATED CASE(S) IF ANY

(See instructions):
JUDGE Vacant Judgeship/Mag. Judge Thynge DOCKET NUMBER 1:17-cv-01067-VAC-MPT

DATE 08/11/2017

SIGNATURE OF ATTORNEY OF RECORD /s/ Michael Van Gorder

FOR OFFICE USE ONLY

RECEIPT # AMOUNT APPLYING IFP JUDGE MAG. JUDGE

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